Exhibit 99.1

                                                      Frontier Communications
                                                            3 High Ridge Park
                                                           Stamford, CT 06905
                                                                 203.614.5600
                                                             www.frontier.com


    Frontier Communications Corporation to Participate in Investor Conference

Stamford, Conn. - December 15, 2009 - Frontier Communications Corporation (NYSE:FTR) is scheduled to participate in the upcoming Citi Global Entertainment, Media and Telecommunications Conference in San Francisco, CA. Maggie Wilderotter, Chairman and Chief Executive Officer, and Donald Shassian, Executive Vice President and Chief Financial Officer, are scheduled to present on Wednesday, January 6, 2010, at 9:50 a.m. Pacific time.

A live webcast of the presentation will be available at www.frontier.com on the Investor Relations page under "Webcasts & Presentations."



About Frontier Communications

     Frontier   Communications   Corporation   (NYSE:  FTR)  is  a  full-service
communications provider and one of the largest local exchange telephone companies in the country serving rural areas and small and medium-sized towns and cities. Frontier is included in the S&P 500 Index. Frontier Communications offers telephone, television and Internet services, including wireless Internet data access, as well as bundled offerings, specialized bundles for small businesses and home offices, and data security solutions. Additional information about Frontier is available at www.frontier.com.

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INVESTOR CONTACTS:                                                                 MEDIA CONTACT:
---------------------------------------- ----------------------------------        ----------------------------------
David Whitehouse                         Gregory Lundberg                          Brigid Smith
SVP & Treasurer                          Director, Investor Relations              AVP Corp. Comm & Recognition
(203) 614-5708                           (203) 614-5044                            (203) 614-5042
david.whitehouse@frontiercorp.com        greg.lundberg@frontiercorp.com            brigid.smith@frontiercorp.com

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